UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2025

Montauk Renewables, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39919	85-3189583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5313 Campbells Run Road, Suite 200 Pittsburgh, PA 15205
(Address of principal executive offices) (Zip Code)

(412) 747-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2025, Mr. Michael Jacobson provided notice to Montauk Renewables, Inc. (the “Company”) that he is resigning from the Company’s Board of Directors (the “Board”) effective immediately. Jacobson did not advise the Company of any disagreement with the Board or Company on any matter relating to the Company’s operations, policies or practices.

On February 14, 2025, the Board reduced its size from seven to six directors and appointed current director Yunis Shaik to the Audit Committee of the Board. The Board has determined that Mr. Shaik is independent under the director independence standards established by the NASDAQ listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAUK RENEWABLES, INC.

Date: February 14, 2025	By:	/s/ John Ciroli
	Name:	John Ciroli
	Title:	Chief Legal Officer